Deckers Brands Appoints a New Independent Director
to its Board of Directors

Goleta, California (February 1, 2021) – Deckers Brands (NYSE: DECK), a global leader in designing, marketing and distributing innovative footwear, apparel and accessories, today announced the appointment of Maha S. Ibrahim to its Board of Directors, effective February 1, 2021.

“We are very pleased to welcome Maha to the Deckers Board,” said Mike Devine, Chairman of the Board. “She brings valuable skills and perspectives to our team, including experience identifying trends and driving growth in the direct-to-consumer and technology sectors. Her insights and capabilities align with management’s focus on distinguishing our iconic brands amidst the challenges of a changing global marketplace, with an enhanced focus on digital engagement.”

“I am excited to join the Deckers Board of Directors,” said Ms. Ibrahim. “I look forward to working with the Board and management team as they continue to leverage their digital transformation to drive consumer connections to support their long-term growth.”

Ms. Ibrahim is currently a General Partner of Canaan Partners, an early stage venture capital firm, where she has worked since March 2000. Prior to joining Canaan Partners, from 1998 to 2000, she served as vice president of e-business at Qwest Communications, where she architected the company’s e-business strategy and spearheaded the redesign of Qwest.com, and previously served as Qwest Communication’s vice president of business development. From 2012 through 2020, Ms. Ibrahim served as a member of the board of directors of RealReal, Inc. (NASDAQ: REAL), an online brick-and-mortar marketplace for authenticated luxury consignment, providing leadership to the company through its 2019 initial public offering. Ms. Ibrahim currently serves on the boards of directors of a number of private innovative enterprise and consumer companies. Further, she has served as a trustee for the Carnegie Endowment for International Peace, a foreign policy think tank, since 2017. Ms. Ibrahim holds a Bachelor of Arts degree in Economics and a Master of Arts degree in Sociology Organizational Leadership from Stanford University, and a Doctor of Philosophy degree in Economics from the Massachusetts Institute of Technology.

About Deckers Brands

Deckers Brands is a global leader in designing, marketing and distributing innovative footwear, apparel and accessories developed for both everyday casual lifestyle use and high performance activities. The Company’s portfolio of brands includes UGG®, Koolaburra®, HOKA ONE ONE®, Teva® and Sanuk®. Deckers Brands products are sold in more than 50 countries and territories through select department and specialty stores, Company-owned and operated retail stores, and select online stores, including Company-owned websites. Deckers Brands has over 40 years of history of building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding our brand positioning, marketing strategies, changes to the global marketplace, and our ability to drive long-term growth. We have attempted to identify forward-looking statements by using words such as "anticipate," "believe," “could,” "estimate," "expected," "intend," "may," “plan,” “predict,” "project," "should," "will," or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent our management’s current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the New York Stock Exchange, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information. In addition, readers are cautioned that we may make future changes to our business and operations in response to the challenges and impacts of COVID-19, or in response to other business developments, which changes may be inconsistent with our prior forward-looking statements, and which may not be disclosed in future public announcements.

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Investor Contact:
Erinn Kohler | VP, Investor Relations & Corporate Planning | Deckers Brands | 805.967.7611